SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES ACT OF 1934

LIMITLESS PROJECTS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	85-3964614
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

2261 Rosanna Street, Las Vegas, Nevada	89117
(Address of Principal Executive Offices)	Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-252795 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File 333-252795) is incorporated by reference into this registration statement.

Item 2. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	Articles of Amendment*
3.3	By-Laws*
5.1	Legal Opinion with Consent**
10.1	Asset Purchase Agreement*
10.2	Bill of Sale**
23.1	Consent of Certified Public Accountant***
99.1	Subscription Agreement*

* filed as an exhibit to our registration statement on Form S-1 filed on February 5, 2021.

** filed as an exhibit to our registration statement on Form S-1/A filed on March 8, 2021.

*** filed as an exhibit to our registration statement on Form S-1/A filed on May 10, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 2, 2022

Limitless Projects Inc.

By:	/s/ Daniel Okelo
Daniel Okelo
President and CEO

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